                                                                     EXHIBIT 2.1

                           STOCK EXCHANGE AGREEMENT

                                    BETWEEN

                       MACE SECURITY INTERNATIONAL, INC.

                                      And

                              THE SHAREHOLDERS OF

                    50'S CLASSIC CAR WASH OF LUBBOCK, INC.,

                                AND CRCD, INC.,

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
RECITALS...............................................................      1


ARTICLE I ACQUISITION; CLOSING.........................................      1


ARTICLE II TITLE INSURANCE.............................................      3


ARTICLE III REPRESENTATIONS AND WARRANTIES
 OF THE SELLERS........................................................      4


ARTICLE IV REPRESENTATIONS AND WARRANTIES
 OF THE PURCHASER......................................................     11


ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS.............................     12


ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER..........................     15


ARTICLE VII CONDITIONS OF PURCHASER....................................     16


ARTICLE VIII CONDITIONS OF SELLERS.....................................     17


ARTICLE IX INDEMNIFICATION.............................................     17


ARTICLE X OTHER PROVISIONS.............................................     20

                                    EXHIBITS

Exhibit A      Noncompetition Agreement

Exhibit B      Release

Exhibit C      Interests in Real Property - Legal Descriptions and Permitted
               Exceptions

Exhibit D      Inventory - Definition & List.  Definition: Items held for resale, spare parts and supplies in raw forms (i.e., detergents, etc.), fuel.

Exhibit E      Permits

Exhibit F      Intangibles

Exhibit G      Trade Names, Trademarks, DBAs, Logos (Documents)

Exhibit H      Service Contracts Exceeding 30 Days

Exhibit I      Company Liabilities

Exhibit J      Spousal Consent Form

                           STOCK EXCHANGE AGREEMENT

     This Stock Exchange Agreement ("Agreement") is made as of August 13, 1999, by and between Joe Crawford, Ron Clark, Robert Duggan, Jr., and First National Bank of Abilene, as Trustee of the Wayne V. Ramsey, Jr., and Mira Marie Ramsey Family Trust No.2 ("Shareholders") on the one hand, and Mace Security International, Inc. ("Acquiror") on the other hand.

                                   RECITALS

     Shareholders each own 25% of the outstanding shares of stock ("Company Shares") of each of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. (collectively, the "Companies"). 50's Classic Car Wash of Lubbock, Inc. ("50's Classic") is in the business of operating a car wash company (the "Business") at 2808 50th Street, Lubbock, Texas ("Location"). CRCD, Inc. ("CRCD") owns the real property upon which 50's Classic conducts its operations at the Location.

     In accordance with the provisions of the Agreement, Shareholders desire to exchange all of the outstanding shares of stock of the Companies for common voting stock of Acquiror, all on the terms contained in the Agreement. The parties desire that the transactions contemplated hereby qualify as a reorganization, within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and be treated as a "pooling of interests" for accounting purposes.

                                   ARTICLE I
                             Acquisition; Closing

     Section 1.1  Incorporation of Recitals. The recitals set forth above are
                  -------------------------
incorporated herein by reference and are a part of this Agreement.

     Section 1.2  Time and Place for Closing. Close of Escrow under this
                  --------------------------
Agreement shall take place on or before August 18, 1999, at the offices of Arizona Escrow, 3700 North 24th Street, Suite 130 Phoenix, Arizona ("Escrow Company"). The date that Close of Escrow occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

     Section 1.3  Stock Purchase; Consideration; Company Debt.
                  -------------------------------------------

     (a) At the Closing, (i) all of the Company Shares shall be delivered by Shareholders to Acquiror, and (ii) Acquiror shall deliver to Shareholders a number of shares of Acquiror's common voting stock ("Consideration Stock") having a value of $819,364.00, each share being valued at $8.9375 per share ("Per Share Value").

     (b) The Consideration Stock shall be allocated between the Shareholders in the same proportions that the Shareholders own shares in the Companies.

     (c) At the Closing, Acquiror shall pay the unpaid principal balance of the Company Debt, as hereinafter defined. For purposes of this Agreement, "Company Debt" shall mean the long-term debt owed to First National Bank of Abilene ("Lender"), including the current portion of the principal (which was 608,338.81 as of May 30, 1999) and interest accrued through the Closing Date.

     Section 1.4  Closing. Following execution of this Agreement, Acquiror and
                  -------
Shareholders shall be obligated to conclude the transaction strictly in accordance with its terms. If the failure to conclude this transaction is due to the refusal and failure of Shareholders to perform their obligations under this Agreement, Acquiror may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Acquiror under this Agreement, or at law or in equity, including, without limitation an action to recover their actual damages resulting from the default of Shareholders. If the failure to conclude this transaction is due to the refusal and failure of Acquiror to perform its obligations under this Agreement, Shareholders shall be paid the amount of $10,000.00 that is currently on deposit with the Escrow Company and may, in addition to and not in limitation of any other rights and remedies available to the Shareholders under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of Acquiror.

     Section 1.5  Termination. This Agreement and the transactions contemplated
                  -----------
hereby may be terminated at any time prior to the Closing Date:

     (a) by mutual written agreement of Acquiror and the Shareholders;

     (b) by the Shareholders, or by Acquiror in the event Acquiror or the Shareholders, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within three (3) business days from the date of written notice of the existence of such misrepresentation or breach; or

     (c) by the Shareholders or Acquiror, if the Closing shall not have occurred by August 31, 1999, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that this Section 1.5, Article IX, Section 10.1, Section and 10.2 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

     Section 1.6  Deliveries by Acquiror. At the Closing, Acquiror shall
                  ----------------------
deliver, all duly and properly executed (where applicable):

     (a) The Consideration Stock due on the Closing Date, as provided in Section
1.3 above to be delivered to the Shareholders;

     (b) A noncompetition agreement with Shareholders in form and substance as attached hereto as Exhibit A ("Noncompetition Agreement").

     Section 1.7  Deliveries by Shareholders. At the Closing, the Shareholders
                  --------------------------
shall deliver or cause to be delivered to Acquiror, all duly executed, the following:

     (a) Duly executed certificates in valid form evidencing all of the Company Shares owned by each Shareholder, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Acquiror;

     (b) The written resignations of all officers and directors of the Companies as of the time of Closing;

     (c) A current certificate of good standing for the Companies and certified charter documents from each applicable jurisdiction of admittance and incorporation, certified by the secretary of state of such jurisdiction.

     (d) The Certificate described at Section 7.1;

     (e) A release from each Shareholder, in a form and substance attached as Exhibit B;

     (f) The Noncompetition Agreement;

     (g) The books and records of the Companies, including, without limitation, all original financial and operating records, the corporate minute book and seal, the corporate stock ledger, and all title documents;

     (h) The Owners Policy, as defined hereinafter;

     (i) A spousal consent form from each Shareholder who is a married natural person in the form of Exhibit J; and

     (j) Other documents and instruments required by this Agreement, if any.

                                  ARTICLE II
                                Title Insurance

     Section 2.1  Real Property. The only parcel of real property owned by the
                  -------------
Companies is the Location, the legal description of which is listed on Exhibit C ("Real Property"). For purposes of this Agreement, "Real Property" shall also include: (i) all of Companies' right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, (ii) all of Companies' right, title and interest in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Real Property, (iii) all of Companies' right, title and interest, if any, in and to any award in condemnation, or damages of any kind, to which Companies may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Real Property or any other right, title or interest to be sold hereunder or any part thereof, and (iv) all of Companies' right, title and interest in and to all surveys, architectural and engineering plans, specifications, drawings, reports, etc., if any, presently existing or hereafter prepared, with respect to the Real Property.

     Section 2.2  Owners Title Policy. At Closing, the Companies shall own,
                  -------------------
with respect to the Real Property, an extended coverage owners policy of title insurance from a title company acceptable to Acquiror (the "Title Company"), dated as of the Closing Date, in the amount equal to the appraised value of the Real Property as reflected in the Central Appraisal District records for Lubbock County, Texas. The title policies shall be in form reasonably satisfactory to Acquiror, and shall insure title to the Real Property to be in fee simple in Companies subject only to the Permitted Exceptions permitted by Section 2.3 hereof (the "Owners Policy"). Acquiror shall bear the cost of the Owners Policy.

     Section 2.3  Permitted Exceptions. The Owners Policy shall insure
                  --------------------
Companies' interest in the Real Property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Exhibit C attached hereto ("Permitted Exceptions").

     Section 2.4  Survey. Acquiror shall obtain an ALTA survey or equivalent
                  ------
relating to the Real Property that is sufficiently current that the Title Company shall not have included a survey exception in the Owner's Policy. If a new survey is required, Acquiror shall pay the cost of such survey.

                                  ARTICLE III
              Representations and Warranties of the Shareholders

     Each Shareholder, jointly and severally, hereby represents and warrants to Acquiror that the statements contained in this Agreement and its Exhibits are true, accurate, complete, and not misleading in any material respect, as of the date of this Agreement and further hereby represents and warrants that each and every one of the following shall be true and correct as of the Closing Date. "Knowledge" or "known" as used in this Agreement means that a Shareholder is actually aware, or should reasonably have been aware, of some fact or matter.

     Section 3.1  Title. Shareholders have good, valid and freely transferable
                  -----
title to the Company Shares. Further, the Companies have good, valid and freely transferable title to the Real

Property and all of the Personal Property that is part of the Assets, as hereinafter defined, and the Trade Names or Trademarks as described herein, free and clear of all title defects and objections, security interests, liens, pledges, claims, charges, restrictions and encumbrances (except as shown, and approved by Acquiror, in the preliminary title report) of any nature whatsoever, including without limitation, leases, mortgages, conditional sales agreements, collateral security arrangements, and other title or interest retaining arrangements, whether absolute, accrued, contingent or otherwise (collectively "Encumbrances"), other than liens for taxes currently accrued but not yet due and payable. As of May 30, 1999, all of the Assets were in operating order as necessary to conduct the Business as conducted on May 30, 1999. The representations and warranties in this Section apply to the following items (collectively, the "Assets"):

     (a) All of Companies' right, title and interest in and to all Inventory, as defined and shown on Exhibit D attached hereto, equipment, machinery, tools, appliances, furnishings, furniture, goods held for resale, receivables, customer lists, supplies, telephone and computer equipment, and any other items used in connection with the business of owning, operating, and managing the Business at the Location (collectively, "Personal Property"), free and clear of any and all liens, liabilities and encumbrances, and regardless of the location of such Personal Property, whether on or off the premises of the Location.

     (b) All of Companies' right, title and interest in, to and under all transferable permits, licenses, approvals or authorizations obtained from any governmental authority relating to the ownership, operation or management of the Business ("Permits"), attached hereto as Exhibit E.

     (c) All of Companies' right, title and interest in, to and under all intangible personal property not otherwise described in this Section and relating to the ownership, operation or management of the Business, including without limitation (i) all warranties in favor of the Companies; (ii) all liens and security interests in favor of the Companies, together with any instruments or documents evidencing same; (iii) all telephone numbers associated with the operations; and (iv) all goodwill relating to the ownership, operation or management of the Business (collectively, "Intangibles"). Attached hereto as Exhibit F is a list of all Intangibles.

     (d) Acquiror shall have the exclusive use in Lubbock County, Texas, of the Companies' trade names and trademarks, and other business names owned and used by the Companies, relating to the business of owning, operating, and managing car wash operations, for an indefinite period, which period shall terminate if, and only if, Acquiror advises Shareholders in writing of Acquiror's relinquishment of this right. Acquiror's rights include the use of any and all derivatives and forms together with all trademarks, service marks, and logos of the foregoing names, whether or not registered and whether now owned or hereafter acquired, together with all trademark registrations of and trademark registration applications for the foregoing names, and all good will associated with any of the foregoing (collectively, "Trade Names & Trademarks"). Trade Names and DBAs are set forth in Exhibit G, attached, which also contains all of the documents relating to the use and entitlement of such Trade Names, Trademarks, DBAs and logos.

     (e) Entitlement to any and all advertising campaigns and marketing or promotional materials; and any and all guarantees and warranties relating to the Inventory (collectively, "Entitlements").

     (f) All Books and Records relating to the business of ownership, operation or management of the Business, including without limitation all accounting, financial, employment, sales and other records (collectively, "Books and Records").

     Section 3.2  Inventory. As of May 30, 1999, the Inventories that are part
                  ---------
of the Assets were usable and saleable in the ordinary course of business, and were accounted for by the Companies at the lower of cost or market, and in accordance with generally accepted accounting principles applied on a consistent basis.

     Section 3.3  Litigation. To the best of any Shareholder's knowledge, there
                  ----------
is no fact, circumstance or event that could result in claims, actions, suits, disputes, investigations, arbitrations and other proceedings of any kind, existing, pending or threatened, that involve, affect or relate to Companies or Shareholders in connection with the operations, business and affairs of the Companies. There are no agreements, decrees, orders, or injunctions of or with any court or governmental entity outstanding against the Companies.

     Section 3.4  Improvements. As of May 30, 1999, all structures and
                  ------------
improvements on the Real Property had been constructed and installed in a good and workmanlike manner and in full compliance with all applicable laws, conditions and restrictions affecting the Real Property.

     Section 3.5  Zoning. The Business operated upon the Real Property is a
                  ------
legal nonconforming use under the zoning ordinance of the city of Lubbock, Texas.

     Section 3.6  Prior Claims. To the best of any Shareholder's knowledge,
                  ------------
there are no threatened, existing or pending litigation, judicial, administrative, or arbitration hearings, claims, condemnations, or sales in lieu thereof, contracts of sale, options to purchase or rights of first refusal with respect to any aspect of the Assets or Real Property or the Company Shares, nor have any such actions, suits, proceedings, claims, or other such matters been threatened or asserted.

     Section 3.7  Contracts. Other than as set forth on Exhibit H attached
                  ---------
hereto, as of May 30, 1999, there were no service contracts relating to any Assets which cannot be terminated within thirty (30) days notice.

     Section 3.8  Notices. Shareholders have received no notice and has no
                  -------
knowledge of any pending improvements, liens, or special assessments to be made against any Assets or the Real Property by any governmental authority.

     Section 3.9  Mechanic's Liens. There are no unpaid bills or claims in
                  ----------------
connection with the construction of, or any repairs to, the Assets or Real Property.

     Section 3.10  Environmental Claims. During the period of Shareholders'
                   --------------------
ownership of the Business, there has been no hazardous waste dumped or deposited on the Real Property and no hazardous waste exists thereon. To the best of any Shareholder's knowledge, there are no hazardous materials, including asbestos, existing on the Real Property and each of the items (a) through (i) immediately below are correct to the best of any Shareholder's knowledge.

     (a) Shareholders have not received any notification from a governmental agency pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended (including without limitation, any amendments added by the Superfund Amendment and Reauthorization Act of 1986), or pursuant to any other law pertaining to waste materials, hazardous materials or substances, pollutants or other such matters affecting the environment, and Shareholders are not aware of any facts or circumstances which could give rise to a violation of any such laws in the future.

     (b) If this Agreement includes sites which do not currently have tanks on them, Shareholders have not placed any underground tanks on such sites, and Shareholders are not aware of any underground tanks existing on such sites.

     (c) There has been no release, emission or discharge into the environment of waste materials, hazardous substances, hazardous wastes, air pollutants, or toxic pollutants, as defined under any applicable legal requirement (including, without limitation, any leakage from any tank), and that none has occurred or is occurring in connection with the business and operations of Shareholders, except such that have been remedied and subsequently approved by the appropriate governmental agency.

     (d) No asbestos or asbestos-containing materials are installed on, used on, or incorporated into the Real Property. No polychlorinated biphenyls are used in any electrical transformers, capacitors, fluorescent light fixtures or in any other manner whatsoever on any real property leased or used by the Companies.

     (e) The Companies have at all times complied, and are currently in compliance, with all requirements of the Safe Drinking Water and Toxic Enforcement Act of 1986.

     (f) Shareholders have not at any time, now or in the past, engaged in any environmental cleanup, or any other remediation, except such that have been approved by the appropriate governmental agency.

     (g) Shareholders have never violated and are not currently in violation of any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses, or permits of any governmental authorities relating to environmental matters, including radiation safety, in connection with the ownership, use, maintenance, or operation of any of the Companies' Assets or the conduct of the Business.

     (h) There are no statutes, laws, orders, ordinances, codes, licenses, permits, rules or regulations relating to environmental matters, that would require any work, repairs, construction or capital expenditures with respect to any of the Assets or Real Property.

     (i) Shareholders have not received any notices of any violation in connection with any of the matters described in this section.

     Section 3.11  Condemnation. There are no known condemnation or eminent
                   ------------
domain proceedings pending or contemplated against the Real Property or any part of the Real Property and Shareholders have received no notice, oral, written or constructive, of the desire of any public authority or any other entity to take or use the Real Property or any part of the Real Property.

     Section 3.12  FIRPTA. Each Shareholder is not a "foreign person" within
                   ------
the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

     Section 3.13  Authority; Consents. Each Shareholder is fully empowered to
                   -------------------
enter into this transaction and execute all of the documents related to this transaction as such pertains to its respective Company Shares. To the best of any Shareholder's knowledge, the exchange of stock contemplated hereby will not conflict with or violate any agreement or law to which Shareholders, the stock, if any, which is part of this transaction, or the operations are subject. To the best of any Shareholder's knowledge, neither the execution and delivery of this Agreement, nor the transfer of the Company Shares, nor the consummation of any of the transactions contemplated by this Agreement, nor compliance by the Shareholders with any of the provisions hereof, will require any consent, approval, authorization or permit from, or any notice, registration or filing to or with, any governmental or regulatory authority or any other third party, except as specifically set forth herein. Shareholders have the complete and unrestricted right, power, authority and capacity to (a) execute and deliver this Agreement and every other document to be executed and delivered by Shareholders in connection with this Agreement ("Other Documents"); (b) sell and transfer the Company Shares to Acquiror; and (c) carry out and perform each of Shareholders' obligations pursuant to this Agreement and the Other Documents.

     Section 3.14  Corporate Existence. Each of the Companies is organized,
                   -------------------
existing and in good standing under the laws of the State in which it was formed and is in good standing and qualified to conduct business in the state in which it is doing business.

     Section 3.15  Company Shares. The Companies have no subsidiaries and own no
                   --------------
interest in any corporation, partnership, limited liability company or other entity. Each has previously delivered, or made, or will make immediately available, to the Acquiror complete and correct copies of the Articles of Incorporation, By-laws and Minute books, each as currently in effect. The authorized capital stock of each Company consists entirely of shares of Common Stock, of which 1,000 shares in each corporation are issued and outstanding. The Shareholders are the only stockholders of the Companies. There exist no (i) outstanding options, warrants or other rights to purchase or subscribe for any equity securities or other ownership interests of either corporation, (ii) indebtedness or securities directly or indirectly convertible into or exchangeable for any equity securities of or ownership interest in either of the Companies, or (iii) any outstanding subscriptions, rights (including any preemptive rights, voting trusts or agreements, rights of first refusal or offer, co-sale rights, or other restrictions on transfer), stock appreciation rights, calls or commitments of any character whatsoever to which either of the Companies is a party or may be bound requiring the issuance, sale or repurchase of any shares of capital stock of either of the Companies. All of the issued and outstanding shares of capital stock of each Company are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were issued in compliance with all applicable federal and state laws, rules and regulations. Each Shareholder is transferring good, valid and marketable title to the stock free and clear of all encumbrances, where marketable title means that the shares are capable of being marketed and not necessarily that there is a market for such shares.

     Section 3.16  Liabilities. As of May 30, 1999, the Companies had no
                   -----------
material undischarged obligations affecting the operations or assets being sold pursuant to this Agreement, other than the Company Debt and obligations arising in the usual and regular course of business and listed in Exhibit I attached hereto. Shareholders have no knowledge of any new liabilities incurred in the name of the Companies since May 30, 1999.

     Section 3.17  Taxes. Each Company has prepared and filed when due all Tax
                   -----
Returns required by law to be filed and has paid all taxes shown to be due by such returns or on any assessments received by a corporation. No claim or liability is pending or has been assessed or threatened against any Company in connection with any taxes except as reflected in the Financial Statements. No United States federal income tax returns of either corporation have been audited or examined by the IRS. There are no outstanding agreements executed or filed by either Company extending the statutory period of limitations applicable to any claim for income taxes due from either corporation. Neither Company nor any Shareholder has knowledge of any unassessed tax deficiency that has been proposed or threatened against a Company by any taxing authority. All taxes or other assessments and levies which each Company is or was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by the respective Company in separate bank accounts for such payment and all such withholders and collections and other payments due in connection therewith are duly set forth on the books of each Company. As of May 30, 1999, Shareholders closed the books of the Companies preserving a cash account balance equal to 5/12ths of the property tax liability for the Companies based on 1998 tax certificates.

     Section 3.18  Financial Statements. The financial statements of the
                   --------------------
Companies which have been provided to Acquiror, in all material respects, fairly present the consolidated financial position of each corporation as of their respective dates, and the other related statements included in the financial statements, in all material respects, fairly present the results of their consolidated operations and cash flows for the years indicated, in each case in accordance with GAAP applied on a consistent basis, with only such deviations from such accounting principles and/or their consistent application as are referred to in the notes to the financial statements and subject, in the case of the unaudited financial statements, to the absence of related notes. Each corporation has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and whether known or unknown) except as disclosed in the financial statements or as disclosed in
Exhibit I to this Agreement.

     Section 3.19  Authority. All corporate, limited liability company,
                   ---------
partnership, member, partner and shareholder authority, approvals, actions or proceedings necessary on the part of Shareholders to authorize this Agreement or any of the transactions contemplated hereby, will have been obtained by the Closing Date. This Agreement and the Other Documents have been or will be duly and validly executed and delivered by Shareholders; and when executed and delivered constitute legal, valid and binding obligations of Shareholders, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement or the Other Documents, nor the consummation of any of the transactions contemplated by this Agreement or the Other Documents, nor compliance by Shareholders with any of the provisions thereof, will:

     (a) Violate, conflict with, or result in a breach of any of the provisions of; constitute a default (or an event which, upon notice or lapse of time or both, would constitute a default) under; result in the termination or cancellation of; accelerate the performance required by; or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets under any provision of the Articles, the Bylaws, the Operating Agreement, or any note, bond, mortgage, indenture, deed of trust, lease, license or any other agreement or obligation to which Shareholders are a party, or by which Companies or any of their assets may be bound or affected; and

     (b) Violate or conflict with any order, writ, injunction, decree, judgment, permit, license, law, rule, regulation or ordinance applicable to Company or the Real Property or any of the Assets.

     Section 3.20  Pooling Requirements. The Shareholders do not together own
                   --------------------
any car wash businesses other than the Companies. For the 24-month period ending on the date of this Agreement, there has been no change of ownership of the Company Shares. There will be no change in the ownership of the Company Shares from the date of this Agreement to the Closing Date. During the most recent 24 calendar months prior to the date of this Agreement and during the period from the date of this Agreement to the Closing Date, the Companies have not paid and will not pay any dividends or distributions to their shareholders that are either (i) in excess of Company earnings, or (ii) inconsistent in amount and kind to the dividends and distributions paid by the Companies during the three-year period immediately preceding the 24-month period.

     Section 3.21  Employees. Neither Company is a party to any labor agreement
                   ---------
with respect to any of its employees with any labor organization, group or association. Neither Company has experienced any attempt by organized labor or its representatives to make either Company engage in collective bargaining. To the best of any Shareholder's knowledge, each Company is in compliance with all applicable laws respecting employment practices, terms and conditions of employment, hiring, and wages and hours, including, without limitation, laws relating to civil rights, safety and health, workers' compensation, the collection and payment of withholding and/or social security taxes, and immigration. Neither Company is engaged in any unfair labor practice. There is no unfair labor practices charge or complaint against either Company pending before the National Labor Relations Board or any other governmental agency arising out of either Company's activities, and neither Company has knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of Shareholders, threatened against either Company nor is any grievance currently being asserted; and neither Company has experienced a work stoppage or other similar labor difficulty.

     Section 3.22  Insurance. To the best of any Shareholder's knowledge, as of
                   ---------
the date hereof, there are no pending material claims under any material insurance policies (the "Insurance Policies") with respect to the property, assets, or business of each Company as to which the respective insurers have denied coverage. To the best of any Shareholder's knowledge, as of the date hereof, neither Company has received either a written notice or, to the knowledge of the Shareholders, verbal notice that could reasonably be expected to be followed by a written notice of cancellation or non-renewal of any Insurance Policy. To the best of any Shareholder's knowledge, the Insurance Policies are sufficient for compliance with all requirements of law and of all contracts to which the respective Company is a party and are of a type and dollar amount as is customary in the car wash/service station industry. To the best of any Shareholder's knowledge, neither Company is in default under any Insurance Policy and neither Company has failed to give any notice or to present any claim under any such Insurance Policy in a due and timely manner where the effect of such default or failure would be to render a material claim uninsured. Each Shareholder has no knowledge of any notice from any insurer advising of reduced coverage or increased premiums on existing Insurance Policies. To the best of any Shareholder's knowledge, there are no outstanding unpaid claims under any such Insurance Policies.

                                  ARTICLE IV
                  Representations and Warranties of Acquiror

     Acquiror represents and warrants to the Shareholders that the representations and warranties contained in this Article IV are true on the date hereof and shall be true on the Closing Date.

     Section 4.1  Structure. Acquiror is a corporation duly organized and
                  ---------
legally existing in good standing under the laws of Delaware.

     Section 4.2  Authorization to Proceed with this Agreement. Acquiror has,
                  --------------------------------------------
by proper corporate proceedings, duly authorized the execution, delivery and performance of this Agreement and the Collateral Documents.

     Section 4.3  Absence of Intermediaries. No agent, broker, or other person
                  -------------------------
acting pursuant to Acquiror's authority will be entitled to make any claim against the Companies or against the Shareholders for any commission or finder's fee in connection with the transactions contemplated by this Agreement. Acquiror will pay when due any finder's fee or commission agreed to by it.

     Section 4.4  Commission Filings. Acquiror will have delivered to
                  ------------------
Shareholders by the Closing Date current and all historical filings made by it on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending December 31, 1998 and the fiscal quarter ended March 31, 1999 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Acquiror's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     Section 4.5  Issued Common Stock. The Consideration Stock to be issued
                  -------------------
pursuant to this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

                                   ARTICLE V
                     Additional Agreements of Shareholders

     The Shareholders covenant and agree with Acquiror as follows:

     Section 5.1  Pooling Restrictions. Shareholders recognize and understand
                  --------------------
that a material factor in Acquiror's execution of this Agreement is that the transactions contemplated by this Agreement be treated as a "pooling of interests" for accounting purposes. If for any reason a provision in this Agreement would prevent the transaction being accounted for as a "pooling of interests," the parties agree to negotiate in good faith to modify the Agreement so the transaction can be accounted for as a "pooling of interests." Notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Acquiror of consolidated financial results which include results of combined operations of the Companies and Acquiror for at least 30 days on a consolidated basis following the Closing Date, Shareholders shall not sell or otherwise transfer or dispose of, or in any way reduce their risk relative to, any shares of the Consideration Stock received by Shareholders (including by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Acquiror agrees that such consolidated financial results shall be published and disseminated as soon as practicable after the Closing Date. The Securities Exchange Commission ("SEC") has issued Accounting Series Release Nos. 130 and 135, as amended (collectively, the "ASRs"), setting forth certain restrictions applicable to the availability of "pooling-of-interests" accounting treatment in transactions of the type contemplated by this Agreement. Shareholders therefore covenant and agree with Acquiror to hold the Consideration Stock and to comply with the ASRs until the requirements of the ASRs have been met. In addition, the certificates evidencing the Consideration Stock to be received by Shareholders will bear a legend substantially in the form set forth below:

     "The shares represented by this certificate may not be sold, transferred or assigned, and Mace Security International, Inc., shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by Mace Security International, Inc., which include the results of at least 30 days of combined operations of Mace Security International, Inc., and the Companies acquired by Mace Security International, Inc., for which these shares are issued. Upon the written request of the holder hereof directed to Mace Security International, Inc., the issuer agrees to remove this restrictive legend (and any stop order places with the transfer agents) when the requirements of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities Exchange Commission have been met."

     Section 5.2  Restrictions on Transfer of Unregistered Stock. The
                  ----------------------------------------------
Shareholders understand and agree that the following restrictions and limitations are applicable to the Shareholders' receipt and resale or other transfer of the Consideration Stock, pursuant to the Securities Act of 1933 (the "Act") or otherwise:

     (a) Shareholders agree that the Consideration Stock shall not be sold or otherwise transferred, unless the Consideration Stock is registered under the Act and state securities laws or is exempt therefrom.

     (b) A legend in substantially the following form will be placed on the certificates evidencing the Consideration Stock to be issued to the
Shareholders:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless
     (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Mace Security International, Inc., shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Mace Security International, Inc., that registration is not required under any such acts."

     (c) Stop transfer instructions will be imposed with respect to the Consideration Stock issued to Shareholders pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     Section 5.3  Representations as to Private Offering. The Consideration
                  --------------------------------------
Stock is being delivered to the Shareholders in a private placement under
Section 4.2 of the Act and under Regulation D promulgated under the Act. To induce Acquiror to issue the Consideration Stock, each Shareholder represents and warrants as follows:

     (a) Each Shareholder represents and warrants that he or she is a resident of Texas and is an accredited investor, as that term is defined in Regulation D under the Act.

     (b) Each Shareholder acknowledges that they have received a copy of the Public Reports.

     (c) The Shareholders represent and warrant that the Consideration Stock is being acquired for their own account without a view to public distribution or resale and that the Shareholders have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of Consideration Stock, or any portion thereof, to any other person.

     (d) The Shareholders represent and warrant that, in determining to acquire the Consideration Stock, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning their acquisition of the Consideration Stock, been offered the opportunity to ask such questions and inspect such documents concerning Successor Corporation and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

     (e) THE SHAREHOLDERS ACKNOWLEDGE THAT THE ACQUISITION OF THE CONSIDERATION STOCK INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that they can bear the economic risk of the acquisition of the Consideration Stock, including the total loss of their investment.

     (f) The Shareholders represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the Consideration Stock, and (iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the Consideration Stock will be reasonable in relation to their net worth and current needs.

     (g) The Shareholders understand that no federal or state agency has approved or disapproved the Consideration Stock or made any finding or determination as to the fairness of the Consideration Stock for investment.

     (h) The Shareholders understand that the Consideration Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Acquiror is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Shareholders to acquire the Consideration Stock.

     Section 5.4  Access to Records and the Real Property. The Shareholders will
                  ---------------------------------------
cause the Companies to give to Acquiror and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties (including the Real Property), assets, books, contracts, documents, records, contracts and customer lists of the Companies, and to make available to Acquiror and its representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the

Companies that Acquiror may reasonably request. Acquiror and its representatives shall have the right to copy any information or documentation the Acquiror is entitled to inspect under this Section 5.4.

     Section 5.5  Standstill Agreement. Unless and until this Agreement is
                  --------------------
terminated without the Closing having taken place, the Shareholders will not directly or indirectly solicit offers for the Real Property, the Company Shares or the assets of the Companies or for a merger or consolidation involving the Companies, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Companies by merger, consolidation or other combination or acquiring any of Companies' assets; nor will the Shareholders permit the Companies to do any of the foregoing.

     Section 5.6  FIRPTA Certificate. Acquiror and Shareholders acknowledge
                  ------------------
that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Acquiror in certain circumstances to withhold ten percent (10%) of the amount realized by the Shareholders. Among other circumstances, Acquiror is not required to withhold said amount if Shareholders furnish Acquiror with a certificate stating the Shareholders' U.S. Taxpayer Identification Numbers and that no Shareholder is a foreign person within the meaning of the Code. Shareholders agree to provide to Acquiror at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

     Section 5.7  Consents. Shareholders and Acquiror shall cooperate with each
                  --------
other and use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) the consent of the Lender, and
(ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Acquiror or Shareholders.

     Section 5.8  Audited Financial Statements. Before and after Closing,
                  ----------------------------
Shareholders agree to cooperate with Acquiror to have the Companies prepare audited balance sheets for the Companies as of December 31, 1996, December 31, 1997, and December 31, 1998, and statements of income, cash flow and retained earnings for the Companies for the twelve-month periods ended December 31, 1996, December 31, 1997, and December 31, 1998 ("Historical Financial Statements"), as rapidly as possible. Shareholders' cooperation shall include, without limitation, the execution of standard representation letters requested by Acquiror's auditors. Shareholders shall prepare a compiled stub balance sheet and statements of income, cash flow and retained earnings for the period commencing January 1, 1999, and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements"). The Historical Financial Statements and the Interim Financial Statements shall be prepared at Acquiror's cost. Shareholders shall cause the Companies' usual accountants to cooperate with Acquiror's accountants. Acquiror shall pay for the reasonable costs of the Companies' usual accountants in the preparation of the Historical Financial Statements and the Interim Financial Statements.

                                  ARTICLE VI
                       Additional Agreements of Acquiror

     Section 6.1  Payment of Expenses. Acquiror will pay all expenses (including
                  -------------------
legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement, in addition to the cost of the Owners Policy and any service fees charged by the Escrow Company. The Shareholders and Companies will pay all expenses incurred by the Shareholders and Companies (including legal fees) in connection with the negotiation, execution and performance of this Agreement.

     Section 6.2  Books and Records. From the Closing Date to six years after
                  -----------------
the Closing Date, the Acquiror shall allow the Shareholders and their professional advisers access to all business records and files of the Companies pertaining to the operation of the Companies prior to the Closing Date which were delivered to the Acquiror in accordance with this Agreement ("Records") where the Shareholders or Shareholders require access to the Records for the purpose of preparing their tax returns, responding to any audit or informational request regarding their tax returns or if required by them for use in a judicial proceeding in which they are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Shareholders shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Acquiror's business. For a period of six years after the Closing Date, the Acquiror shall not dispose of or destroy any material Records without first providing written notice to the Shareholders at least 30 days prior to the proposed date of such disposition or destruction.

                                  ARTICLE VII
                            Conditions of Acquiror

     The obligations of Acquiror to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing:

     Section 7.1  Compliance by Shareholders. The Shareholders and the Companies
                  --------------------------
shall have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Shareholders and Companies at or prior to the Closing Date. All representations and warranties of Shareholders contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for exclusions and changes expressly permitted by this Agreement, and Acquiror shall have received a Certificate duly executed by each of the Shareholders representing and warranting the foregoing.

     Section 7.2  Litigation Affecting This Transaction. There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Acquiror to own, operate in its entirety or control any of the Assets, the Real Property, or the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Acquiror or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Board of Directors of Acquiror, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3  Consents. All approvals, authorizations and consents required
                  --------
to be obtained shall have been obtained, including, without limitation, (i) the consent of the Lender, and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Acquiror or Shareholders. Acquiror shall have been furnished with appropriate evidence, reasonably satisfactory to Acquiror and its counsel, of the granting of such approvals, authorizations and consents.

     Section 7.4  Noncompetition Agreement. The Shareholders shall have executed
                  ------------------------
and delivered to Acquiror the Noncompetition Agreement.

     Section 7.5  Pooling Determination. Acquiror shall have received
                  ---------------------
notification from its regular accountants that the transaction contemplated herein may be treated for accounting purposes as a "pooling of interests."

                                 ARTICLE VIII
                          Conditions of Shareholders

     The obligations of the Shareholders to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 8.1  Compliance by Acquiror. The Acquiror shall have performed and
                  ----------------------
complied with all of the obligations and conditions required by this Agreement to be performed or complied with by it at or prior to or at the Closing Date. All representations and warranties of Acquiror contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement.

     Section 8.2  Litigation Affecting This Transaction. There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Acquiror to own, operate in its entirety or control any of the Assets, the Real Property, or the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Acquiror or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Shareholders, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

                                  ARTICLE IX
                                Indemnification

     Section 9.1  Indemnification by Shareholders. Each Shareholder agrees that
                  -------------------------------
it will indemnify, defend, protect and hold harmless Purchaser and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Shareholder, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Shareholders, set forth in this Agreement or in the Exhibits attached to this Agreement or in the Other Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of a Shareholder made in this Agreement and to be performed by a Shareholder before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment (to the extent payment exceeds the amount reserved for in the Most Recent Financial Statement) of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Companies arising or accrued prior to May 31, 1999; (d) any violation of any federal, state or local "anti-trust" or "racketeering" or "unfair competition law", including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act; and (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c) or (d) of this Section
9.1 of this Agreement has occurred.

     Section 9.2  Indemnification by Acquiror. Acquiror agrees that it will
                  ---------------------------
indemnify, defend, protect and hold harmless Shareholders and their agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Acquiror set forth in this Agreement or in the Exhibits attached to this Agreement or in the Other Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Acquiror made in this Agreement and to be performed by Acquiror before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this
Section 9.2 has occurred.

     Section 9.3  Procedure for Indemnification with Respect to Third Party
                  ---------------------------------------------------------
Claims.
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     Section 9.4  Procedure for Non-Third Party Claims. If Acquiror or any
                  ------------------------------------
Shareholder wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 9.5  Survival of Claim. All of the respective representations,
                  -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in
Section 3.17 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Companies by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until one year from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     Section 9.6  Prompt Payment. In the event that any party is required to
                  --------------
make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                   ARTICLE X
                               Other Provisions

     Section 10.1  Nondisclosure by Shareholders. Shareholders recognize and
                   -----------------------------
acknowledge that they have in the past, currently have, and in the future will have certain confidential information of Companies such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Companies. Shareholders agree that for a period of ten (10) years from the Closing Date they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Acquiror, unless (i) such information becomes known to the public generally through no fault of any Shareholder, (ii) a Shareholder is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by any Shareholder of the provisions of this Section, Acquiror shall be entitled to an injunction restraining such Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Acquiror from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.2  Nondisclosure by Acquiror. Acquiror recognize and
                   -------------------------
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Companies, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Companies. Acquiror agree that for a period of ten (10) years from the Closing Date it will not utilize such information in the business or operation of Acquiror or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Acquiror or any of its affiliates, (ii) Acquiror is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Acquiror of the provisions of this Section, Shareholders shall be entitled to an injunction restraining Acquiror from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Shareholders from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.3  Assignment; Binding Effect; Amendment. This Agreement and the
                   -------------------------------------
rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 10.4  Entire Agreement. This Agreement, is the final, complete and
                   ----------------
exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 10.5  Counterparts. This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 10.6  Notices. All notices or other communications required or
                   -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a) If to Acquiror, addressed to it at:

                   Mace Security International, Inc.
                   1000 Crawford Place, Suite 400
                   Mount Laurel, New Jersey 08054

                   with a copy to:

                   Robert M. Kramer & Associates, P.C.
                   1150 First Avenue, Suite 900
                   King of Prussia, Pennsylvania 19406

     (b) If to Shareholders, addressed to them at:

                   Ron Clark

                   234 CR 287
                   Merkel, Texas  79536

                   with a copy to:

                   Paul L. Cannon, Esq.
                   400 Pine Street, Suite 800
                   Abilene, Texas 79601

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     Section 10.7   Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 10.8   No Waiver. No delay of or omission in the exercise of any
                    ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 10.9   Time of the Essence. Time is of the essence of this
                    -------------------
Agreement as well as all dates referred to herein and extensions thereof.

     Section 10.10  Captions. The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 10.11  Severability. In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 10.12  Construction. The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     Section 10.13  Extension or Waiver of Performance. Either the Shareholder
                    -----------------------------------
or Acquiror may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Shareholders and the Acquiror.

     Section 10.14  Liabilities of Third Parties. Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 10.15  Agreement Not Binding Until Fully Executed. This Agreement
                    ------------------------------------------
shall not be binding on any party hereto until the Agreement has been fully executed.

     Section 10.16  Publicity. Prior to Closing, except as may be required by
                    ---------
law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SHAREHOLDERS


 /s/Joe Crawford                                        /s/ Ron Clark
Joe Crawford                                           Ron Clark


 /s/ Robert Duggan, Jr.
Robert Duggan, Jr.

First National Bank of Abilene,
as Trustee of the Wayne V. Ramsey, Jr.
and Mira Marie Ramsey Family Trust No.2

By: /s/ Kirk W. Thaxton

Name:   Kirk W. Thaxton
Title:  Sr. Vice President & Trust Officer

ACQUIROR
                              MACE SECURITY INTERNATIONAL, INC.


                              By:  /s/ Robert M. Kramer
                                  Robert M. Kramer, Executive Vice President